EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of March 18, 2002

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 55	F&G 780 MOD II	300	ADTI	High teens	S. Timbalier	Apr. 02
ENSCO 60	Levingston 111-C	300	Bois d'Arc	High teens	S. Timbalier	Mar. 02
ENSCO 64	MLT 53	350	El Paso	Mid 30's	E. Cameron	May 02
ENSCO 67	MLT 84 Class	400	Committed			Starting late Mar.
ENSCO 68	MLT 84 Class	350	Committed			Starting late Mar.
ENSCO 69	MLT 84 Class	400	Walter Oil	High teens	S. Timbalier	Apr. 02
ENSCO 81	MLT 116-C	350	ExxonMobil	Low 20's	Eugene Island	May 02
ENSCO 82	MLT 116-C	300	BP	Mid 20's	W. Cameron	Dec. 02, market rates
ENSCO 83	MLT 82 SD-C	250	AEDC	High teens	Vermilion	May 02
ENSCO 84	MLT 82 SD-C	250	LLOG	High teens	Main Pass	Apr. 02
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Low 20's	Mobile Bay	Month to month
ENSCO 87	MLT 116-C	350	Unocal	Mid 20's	S. Marsh Island	Nov. 02, market rates
ENSCO 88	MLT 82 SD-C	250	Dominion	High teens	West Cameron	May 02
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Low 20's	S. Timbalier	Month to month
ENSCO 90	MLT 82 SD-C	250	Dunhill	High teens	E. Cameron	Jul. 02
ENSCO 93	MLT 82 SD-C	250	Amerada Hess	High teens	Matagorda Island	May 02
ENSCO 95	Hitachi C-250	250	ChevronTexaco	Low 20's	S. Timbalier	Well to well
ENSCO 98	MLT 82 SD-C	250	LLOG Expl.	High teens	E. Cameron	Apr. 02
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Low 20's	Mobile Bay	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	8000	Burlington	Low 180's	Shipyard	Feb. 04; assigned from Burlington to TotalFinaElf, 30 days non-revenue downtime in Q1, currently in shipyard for minor repairs.

Platform Rigs
ENSCO 23	2000 HP API		Available			Mar. 02
ENSCO 24	2000 HP API		Available			Mar. 02
ENSCO 25	3000 HP API		ChevronTexaco	Low 20's	Viosca Knoll	May 02
ENSCO 26	3000 HP API		ExxonMobil	$5,000-$10,000	Alaminos Canyon	Long term standby
ENSCO 29	3000 HP API		W&T Offshore	Low 20's	Eugene Island	Sep. 02

North Sea
ENSCO 70	Hitachi K1032N	250	DONG	Mid 70's	Denmark	Aug. 02; two month regulatory inspection starting Apr. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Aug. 02
ENSCO 72	Hitachi K1025N	225	Shipyard			Next to Conoco, low 80's, Apr. 02 - Oct. 03
ENSCO 80	MLT-116-CE	225	Available			Mar. 02
ENSCO 85	MLT-116-C	225	Shipyard			Next to HRL, low 80's, Jun. 02 - Sep. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 80's	UK	Jan. 04, market rates
ENSCO 100	MLT-150-88	325	Shipyard			Next to Maersk, accommodation mode, low 50's, early Apr. 02 - Jun. 02
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Subject to market rates to Apr. 04

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	Mid 60's	Indonesia	May 02
ENSCO 51	F&G 780 Mod II	300	Shipyard			Q4. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Feb. 03
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Sep. 02
ENSCO 54	F&G 780 Mod II	300	Shipyard			May 02
ENSCO 56	F&G 780 Mod II	300	Apache Energy	High 60's	Australia	Jan. 03, three month regulatory inspection starting Apr. 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Low 50's	Thailand	Jan. 03
ENSCO 94	Hitachi C-250	250	Ras Laffan	Mid 50's	Qatar	Jul. 03
ENSCO 96	Hitachi C-250	250	Occidental Petroleum	High 50's	Qatar	Dec. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 03, rate increase to low 50's, Aug. 02 - Aug. 03

South America
ENSCO I	Barge Rig		Available		Lake Maracaibo
ENSCO II	Barge Rig		ChevronTexaco	Mid 40's	Lake Maracaibo	May 04; assigned to Shell until Jun. 02
ENSCO III	Barge Rig		Available		Lake Maracaibo
ENSCO XI	Barge Rig		Available		Lake Maracaibo
ENSCO XII	Barge Rig		Available		Trinidad & Tobago
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo